UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of Earliest Event Reported): July 24, 2003





                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)





        Mississippi                    0-22606                 64-0665423
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)




       Registrant's Telephone Number, Including Area Code: (601) 445-5576


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Item 5.  Other Events and Required FD Disclosure.

         On July 24, 2003, Britton & Koontz Capital Corporation (the "Company") issued a press release that announced the earnings for the Company for the second quarter 2003. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  99.1   Press Release dated July 24, 2003


Item 9. Regulation FD Disclosure.(Information in this Item 9 is being furnished pursuant to Item 12)

         The following information is being furnished under "Item 12. Disclosure of Results of Operations and Financial Condition" pursuant to interim guidance issued by the Securities and Exchange Commission on March 27, 2003 in Release No. 33-8216:

On July 24, 2003, the Company issued a press release that announced the earnings for the Company for the second quarter 2003. This press release is attached as
Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        BRITTON & KOONTZ CAPITAL CORPORATION



                                        ____________________________________
July 25, 2003                           /s/ W. Page Ogden
                                        Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1            Press Release dated July 24, 2003

                                  EXHIBIT 99.1





Britton & Koontz Capital Corporation

500 Main Street                   601-445-5576
P O Box 1407                      601-445-2481  Fax
Natchez, MS  39121                corporate@bkbank.com

FOR IMMEDIATE RELEASE:            FOR MORE INFORMATION:
---------------------             ---------------------
July 24, 2003                     W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)                   Bazile R. Lanneau, Jr., Vice President & CFO

          BRITTON & KOONTZ CAPITAL REPORTS 2003 SECOND QUARTER EARNINGS

         Natchez, Miss., July 24, 2003 - Britton & Koontz Capital Corporation ("B&K Capital" or "the Company") today reported second quarter net income of $667 thousand or $.31 per diluted share. This net income and earnings per share performance represents a significant increase from the $159 thousand or $.08 per diluted share earned for the second quarter of 2002.

         Second quarter 2002 net income included pre-tax charges of $134 thousand in valuation write-down of other real estate owned acquired in the December, 2000 acquisition of Louisiana Bank and Trust in Baton Rouge, Louisiana, and a $539 thousand charge-off of debt and receivables from Sumx Inc. The Company holds a 37% preferred equity interest in Sumx, an Internet banking solutions provider.

         Net interest income increased by $263 thousand, from the second quarter of 2002, to second quarter of 2003, despite a decrease in net interest margin from 4.50% to 4.32%. Lower interest rates contributed to the margin decrease with interest rate spreads declining from 4.03% to 3.85%. The improvement in net interest income is due primarily to a $35 million increase in average earning assets.

         Mortgage loan originations increased 167% to $34 million in the second quarter of 2003 compared to $13 million in the second quarter of 2002.
Origination fees contributed $280 thousand to net interest income in second quarter 2003 compared to $105 thousand in second quarter of 2002. Gain on the sale of loans increased to $182 thousand in second quarter of 2003 compared to $56 thousand in the same period of 2002.

         Net income and diluted earnings per share for the six months ended June 30, 2003, were $1.4 million and $.69 per share compared to $917 thousand and $.43 per share for the same period in 2002.



About Britton & Koontz

         Britton  &  Koontz  Capital  Corporation,   headquartered  in  Natchez,
Mississippi, is the parent company of Britton & Koontz First National Bank which maintains six offices in Natchez, Vicksburg and Madison, Mississippi and three

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offices in Baton Rouge,  Louisiana.  As of June 30, 2003,  the Company  reported assets of $343.2 million and equity of $29.9 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding amounted to 2,113,087.

Forward Looking Statements

         This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)





                                                            For the Three Months                For the Six Months
                                                               Ended June 30,                     Ended June 30,
                                                      ---------------------------------   ------------------------------

                                                          2003              2002               2003            2002
                                                      ---------------------------------   ------------------------------

Interest income                                             $ 5,011             $ 4,980          $ 9,932        $ 10,077
Interest expense                                             (1,583)             (1,815)          (3,152)         (3,784)
                                                      -------------  ------------------   --------------  --------------
Net interest income                                           3,428               3,165            6,780           6,293
Provision for loan losses                                      (135)               (193)            (270)           (328)
                                                      -------------  ------------------   --------------  --------------
Net interest income after
 provision for loan losses                                    3,293               2,972            6,510           5,965
Non-interest income                                             685                 444            1,329             905
Non-interest expense                                         (2,931)             (3,233)          (5,707)         (5,674)
                                                      -------------  ------------------   --------------  --------------
Income before income taxes                                    1,047                 183            2,132           1,196
Income taxes                                                   (380)                (24)            (678)           (279)
                                                      -------------  ------------------   --------------  --------------
Net income                                                    $ 667               $ 159          $ 1,454           $ 917
                                                      =============  ==================   ==============  ==============

Return on Average Assets                                      0.78%               0.21%            0.87%           0.62%
Return on Average Equity                                      8.83%               2.19%            9.55%           6.33%

Diluted:
Net income per share                                         $ 0.31              $ 0.08           $ 0.69          $ 0.43
                                                      =============  ==================   ==============  ==============
Weighted average shares outstanding                       2,117,686           2,113,799        2,114,654       2,112,136
                                                      =============  ==================   ==============  ==============






                                                        June 30,        December 31,         June 30,
                                                          2003              2002               2002
                                                      -------------  ------------------   --------------


Total assets                                            $343,179           $ 308,879         $296,339
Cash and due from banks                                    8,524              11,477            8,342
Federal funds sold                                             -               3,560                -
Investment securities                                    117,615              97,059           95,125
Loans, net of unearned interest                          205,143             181,692          178,321
Deposits-interest bearing                                203,160             199,166          181,845
Deposits-non interest bearing                             34,032              33,910           32,513
Total Deposits                                           237,192             233,076          214,358
Short term borrowed funds                                 22,890              13,142           19,425
Long-term debt                                            45,215              30,315           31,242
Stockholders' equity                                      29,939              29,329           29,123
Book value (per share)                                   $ 14.17             $ 13.88          $ 13.81
Total shares outstanding                               2,113,087           2,113,087        2,109,055

